Exhibit 99.2

NOVEN REPORTS POSITIVE PHASE 2 RESULTS FOR
MESAFEM™ NON-HORMONAL THERAPY FOR VASOMOTOR SYMPTOMS

Miami, FL – July 14, 2009 – Noven Pharmaceuticals, Inc. (NASDAQ: NOVN) today announced positive top-line results from its Phase 2 clinical study evaluating Mesafem™ (low-dose paroxetine mesylate) for the treatment of vasomotor symptoms (hot flashes) associated with menopause (“VMS”).

This was a multi-center, double-blind, randomized, placebo-controlled Phase 2 efficacy and safety study of Mesafem in the treatment of VMS.  The eight-week study, sponsored by Noven, enrolled 102 patients (with 98 patients completing) at ten clinical locations in the U.S.  Patients in the active arm of the study received a dose of Mesafem below 10mg once daily.  The primary objective of the study was to assess the safety and efficacy of Mesafem for the treatment of VMS.  The primary outcome measures were mean changes in frequency and severity of moderate-to-severe hot flashes from baseline to the fourth and eighth weeks of the study.

“Although designed and powered to detect an efficacy signal, we were very pleased to achieve statistical significance in several primary outcome measures, and to identify clear efficacy signals in the others,” said Joel S. Lippman, M.D., Noven’s Vice President – Clinical Development & Chief Medical Officer.  “Safety and tolerability of Mesafem were similar to placebo, with no drug-related serious adverse events.  In short, Mesafem appears to be efficacious and well-tolerated at the tested dose, and information from this study should permit us to develop and initiate a well-designed and cost-effective Phase 3 clinical program by year-end.”

Peter Brandt, Noven’s President & CEO, said: “Today’s Phase 2 results exceeded all our internal expectations from the standpoints of both efficacy and tolerability.  With the data from this study, we plan to expedite Mesafem into Phase 3 development, and to advance our commercialization and partnering strategies, with the goal of making this new non-hormonal treatment option broadly available to women who suffer from VMS, but who are not candidates for, or who have concerns about, hormone therapy.”

Concurrent with this announcement, Noven issued a press release announcing that it had entered into a definitive merger agreement with Hisamitsu Pharmaceutical Co., Inc.  That press release is available at www.noven.com.

About Noven
Noven Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the research, development, manufacture, marketing and sale of prescription pharmaceutical products.  Noven’s business and operations are focused in three principal areas – transdermal drug delivery, the Novogyne Pharmaceuticals joint venture, and Noven Therapeutics, Noven’s specialty pharmaceutical marketing and sales unit.  Noven is committed to developing and offering products and technologies that meaningfully benefit patients, its customers and its industry partners.  For more information, visit www.noven.com.

Safe Harbor Statement under the Private Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve substantial risks and uncertainties.  Statements that are not historical facts, including statements that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements.  Noven’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Noven’s current perspective on existing trends and information.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the current expectations of Noven and are subject to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Noven’s control.  These factors include, but are not limited to, risks and uncertainties related to the cost, timing and success of the Phase 3 clinical trial for Mesafem, the risk that results from the Mesafem Phase 2 clinical trial may not be indicative of results for the Phase 3 clinical trial, the unproven safety and efficacy of Mesafem, the difficulty of predicting FDA approval of products, including timing, the possibility that FDA product approval may not guarantee commercialization or commercial success, the difficulty of predicting acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the risk that product acceptance may be less than anticipated as well as risks related to compliance with extensive, costly complex and evolving governmental regulations and restrictions, and reimbursement policies of government and private health insurers and others, and the risk that any potential development partner for Mesafem may have priorities that are different from or conflict with those of Noven.  Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on Noven’s results of operations or financial condition.  For additional information regarding these and other risks associated with Noven’s business, readers should refer to Noven’s Annual Report on Form 10-K for the year ended December 31, 2008 as well as other reports filed from time to time with the Securities and Exchange Commission.  Unless required by law, Noven undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Joseph C. Jones
Vice President – Corporate Affairs
305-253-1916